EXHIBIT 4.1


                         GALVESTON'S STEAKHOUSE CORP.

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                             SEE REVERSE FOR CERTAIN DEFINITIONS

                                            CUSIP

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH OF THE COMMON STOCK OF

GALVESTON'S STEAKHOUSE CORP.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY



[CORPORATE SEAL]



PRESIDENT




COUNTERSIGNED:

BY

TRANSFER AGENT

AUTHORIZED OFFICER

The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common
TEN ENT--as tenants by the entireties
JT TEN--as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT--Custodian
(Cust)         (Minor)
under Uniform Gifts to Minors
Act
(State)
Additional abbreviations may also be used though not in the above list.

For value received, ______ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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                                                                       shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises

Dated
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NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

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                                                                   EXHIBIT 4.2

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                          GALVESTON'S STEAKHOUSE CORP.
                         UNDERWRITERS' WARRANT AGREEMENT

         UNDERWRITERS' WARRANT AGREEMENT dated as of ___________, 1997 by and among Galveston's Steakhouse Corp., a Delaware corporation (the "Company"), NICHOLS, SAFINA, LERNER & CO., INC. ("NSL") and _________________________
("___"; NSL and ____ are hereinafter collectively referred to herein as the "Underwriters").

                              W I T N E S S E T H:

         WHEREAS, the Company proposes to issue warrants to the Underwriters ("Warrants") to purchase up to 150,000 shares of common stock, $.01 par value, of the Company (the "Common Stock"); and

         WHEREAS, the Underwriters have agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated _________, 1997 by and among the Underwriters and the Company, to act as the underwriters in connection with the Company's public offering of up to 1,500,000 shares of its Common Stock at a public offering price of $_____ per share (the "Public Offering"); and

         WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Underwriters in consider ation for, and as part of their compensation in connection with acting as underwriters pursuant to the Underwriting Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises which are incorporated into the terms hereof, of the payment by the Underwriters to the Company of $10.00 for the Warrants purchased hereunder, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. GRANT. The holders of the Warrants issued hereunder are hereby granted the right to purchase, at any time from ________, 1998 until 5:00 p.m., New York time, on ________, 2002, up to 150,000 shares of the Common Stock of the Company, at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $____ per Share (120% of the public offering price per share), subject to the terms and conditions of this Agreement. The shares issuable upon exercise of the Warrants are referred to as the "Warrant Shares".

2. WARRANT CERTIFICATES. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

3. EXERCISE OF WARRANTS. The Warrants are exercisable during the term set forth in Section 1 hereof at the Exercise Price (defined below) per Share set forth in
Section 6 hereof payable by certified or cashier's check or money order payable in lawful money of the United States, subject to adjustment as provided in
Article 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares (and such other amounts, if any, arising pursuant to Section 4 hereof) at the Company's principal office in Alexandria, Louisiana, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part,



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(but not as to fractional Shares). The Warrants may be exercised to purchase all or part of the Warrant Shares represented thereby. In the case of the purchase of less than all the Warrant Shares purchasable on the exercise of the Warrants represented by a Warrant Certificate, the Company shall cancel the Warrant Certificate represented thereby upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable thereunder.

4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants and payment of the Exercise Price therefor, the issuance of certificates for the Warrant Shares underlying such Warrants shall be made forthwith (and in any event within three
(3) business days thereafter) without further charge to the Holder thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holders thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holders, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Warrant Certificates and the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

5. RESTRICTION ON TRANSFER OF WARRANTS. The Holder of a Warrant Certificate (and its Permitted Transferee, as defined below), by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, to any person (a "Permitted Transferee"), provided such transfer, assignment, hypothecation or other deposition is made in accordance with the provisions of the Securities Act of 1933 (the "1933 Act"); and provided, further, that until ________, 1998 (one year after the Effective Date, defined below) only officers of the Underwriters, or any selling group member or their respective officers or partners, shall be Permitted Transferees.

6.  EXERCISE PRICE.

         a. INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided in
Section 8 hereof, the initial exercise price of each Warrant to purchase Warrant Shares shall be $____ per Share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

         b. EXERCISE PRICE. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

7.  REGISTRATION RIGHTS.

         a. REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Warrant certificates shall bear the following legend:

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         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR
SALE OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), OR (II) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH 1933 ACT IS AVAILABLE.

         b. DEMAND REGISTRATION. At any time commencing one (1) year and expiring five (5) years after the effective date of the Company's Registration Statement relating to the Public Offering (the "Effective Date"), the Holders of the Warrants and the Warrant Shares representing at least a Majority (as hereinafter defined) of such securities shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one (1) occasion, a registration statement on Form S-1, SB-2 (or other appropriate form, including, without limitation, a post-effective amendment to the Company's Registration Statement) and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the 1933 Act, so as to permit a public offering and sale, for a period of nine (9) months, of the Warrant Shares by such Holders and any other Holders of the Warrants and/or Warrant Shares who notify the Company within fifteen (15) business days after receipt of the notice described in the succeeding sentence. The Company covenants and agrees to give written notice of any registration request under this Section 7(b) by any Holder(s) to all other registered Holders of the Warrants and the Warrant Shares within ten (10) days from the date of the receipt of any such registration request. For purposes of this Agreement, the term "Majority" in reference to the Holders of the Warrants or Warrant Shares, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Shares that (i) are not held by the Company, an affiliate, officer, director, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith, or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the 1933 Act. The Holders of the Warrants may demand registration without exercising the Warrants, and shall never be required to exercise same. For the purposes of subsection (i) above, the Underwriters and their officers, directors, employees and agents shall not be deemed an affiliate, officer, director, employee or agent of the Company.

         c. PIGGYBACK REGISTRATION. If, at any time within the period commencing one (1) year and expiring six (6) years after the Effective Date, the Company should file a registration statement with the Commission under the 1933 Act (other than in connection with a merger or pursuant to Form S-8) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Underwriters and to all other Holders of the Warrants and/or the Warrant Shares of its intention to do so. If the Underwriters or other Holders of the Warrants and/or the Warrant Shares notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any Warrant Shares in such proposed registration statement, the Company shall afford the Underwriters and such Holders of the Warrants and/or Warrant Shares the opportunity to have any such Warrant Shares registered under such registration statement. Notwithstanding the provisions of this Section 7(c), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7(c) (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         If the underwriter of an offering to which the above piggyback rights apply objects to such rights, such objection shall preclude such inclusion. However, in such event, the Company will, within six (6) months

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of completion of such subsequent underwriting, file at its sole expense, a registration statement relating to such excluded Warrant Shares, which shall be in addition to any registration statement required to be filed pursuant to
Section 7(b), unless such Holders had refused an opportunity provided with the consent of the underwriter, to be included in the registration statement on the condition that they agree not to offer the securities for sale without the prior written consent of the underwriter for a period not exceeding 60 days from the effective date of such registration statement.

         If the underwriter in such underwritten offering shall advise the Company that it declines to include a portion or all of the Warrant Shares requested by the Underwriters and the Holders to be included in the registration statement, then (A) registration of all of the Warrant Shares shall be excluded from such registration statement on the condition that all securities to be registered by other selling security holders, if any, are also excluded and (B) registration of a portion of such Warrant Shares allocated among the Underwriters and the Holders and any other selling securityholders in proportion to the respective numbers of securities to be registered by the Underwriters and each such Holder and other selling securityholder. In such event the Company shall give the Underwriters and the Holders prompt notice of the number of Warrant Shares excluded.

         d. COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In connection with any registrations under Sections 7(b) and 7(c) hereof, the Company covenants and agrees as follows:

         (1) The Company shall use its best efforts to file a registration statement within forty-five (45) days of receipt of any demand therefor; provided, however, that the Company shall not be required to produce audited or unaudited financial statements for any period prior to the date such financial statements are required to be filed in a report on Form 10-K or Form 10-Q (or Form 10-KSB or Form 10-QSB), as the case may be. The Company shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Shares such number of prospectuses as shall reasonably be requested.

           (2) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting discounts or selling fees, expenses or commissions), fees and expenses in connection with any registration statement filed pursuant to Sections 7(b) and 7(c) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 7(d) (1), the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all incidental, special and consequential damages and damages due to loss of profit sustained by the Holder(s) requesting registration of their Warrant Shares.

           (3) The Company will take all necessary action which may be required to qualify or register the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

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

           (4) The Company shall indemnify the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), against all losses, claims, damages, expenses or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the 1933 Act, the Exchange Act or otherwise, arising from such registration statement, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 8 of the Underwriting Agreement, and the Holder(s) shall indemnify the Company to the same extent and with the same effect as the provisions pursuant to which the Underwriters have agreed to indemnify the Company contained in
                  Section 6 of the Underwriting Agreement.

         (5) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each persons, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act, against all losses, claims, damages, expenses or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the 1933 Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 6 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

         (6) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

         (7) If the manner of distribution proposed by the holders of the Warrants and the Warrant Shares is an underwriting, the Company shall furnish to each Holder participating in the offering and to each underwriter, a signed counterpart, addressed to such Holder or underwriter of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

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         (8)      The Company shall as soon as practicable after the
                  effective date of the registration
                  statement, and in any event within the first full four fiscal quarters following the effective date, make "generally available to its security holders" (within the meaning of Rule 158 under the 1933 Act) an earnings statement (which need not be audited) complying with Section 11(a) of the 1933 Act.

         (9) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence described below and any managing underwriter, copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers Regulation, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

         (10) In connection with an offering for which the Holders have demand rights, the Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Shares requested to be included in such underwriting. In connection with an offering for which the Holders have piggyback rights, the Company shall have the sole right to select the managing underwriter. Such underwriting agreement shall be satisfactory in form and substance to the Company, a Majority of such Holders and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders their ownership and their intended methods of distribution.

8.  ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES; REDEMPTION.

         a. (i) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Exercise Price in effect immediately prior to such Change of Shares, and
(b) the consideration, if any,

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received by the Company upon such issuance, subdivision or combination by
(ii) the total number of shares of Common Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock.

         For the purposes of any adjustment to be made in accordance with this
Section 8(a) the following provisions shall be applicable:

         (1) Shares or equivalents of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

         (2) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined in good faith by the Board of Directors of the Company on the basis of a record of values of similar property or services.

         (3) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

         b. Upon each adjustment of the Exercise Price pursuant to this Section 8, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

         c. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the registered Holder of each Warrant then

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outstanding shall have the right thereafter to receive on exercise of such
Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8a. The above provisions of this Section 8b. shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

         d. Irrespective of any adjustments or changes in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates, continue to express the Exercise Price per share and the number of shares purchasable thereunder as the Exercise Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

         e. After each adjustment of the Exercise Price pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by first class mail to each registered Holder at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         f. No adjustment of the Exercise Price shall be made as a result of or in connection with the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof or granted upon the consummation of and in connection with the first Business Combination (as defined in the Registration Statement). In addition, registered Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

         g. DEFINITION OF COMMON STOCK. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as it may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than those of the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

         h. RECLASSIFICATION, MERGER OR CONSOLIDATION. The Company will not merge, reorganize or take any

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

other action which would terminate the Warrants without first making adequate provision for the Warrants. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation or other entity of the property of the Company as an entirety, the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to purchase, upon exercise of such Warrant, the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying such Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Prices in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance, as if such Holder has exercised the Warrants. In the event of a consolidation, merger, sale or conveyance of property, the corporation formed by such consolidation or merger, or acquiring such property, shall execute and deliver to the Holders a supplemental warrant agreement to such effect. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustment to those provided in Section 8. The provisions of this Section 8(h) shall similarly apply to successive consolidations or mergers.

         i. NO ADJUSTMENT OF EXERCISE PRICES IN CERTAIN CASES. No adjustment of the Exercise Prices shall be made:

         (1) Upon the issuance or sale of (i) the Warrants or the Warrant Shares; (ii) the shares of Common Stock pursuant to the Public Offering; or (iii) the shares of Common Stock issuable upon the exercise of the options or warrants outstanding or in effect on the date hereof as described in the prospectus relating to the Public Offering.

         (2) If the amount of said adjustments shall be less than five ($.05) cents per Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least five ($.05) cents per Share.

         j. DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that the Company shall at any time prior to the exercise of all the Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8 (j).

         k. SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK OF OTHER SECURITIES. In the event that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the stockholders of the Company, the Holders of the unexercised Warrants shall be entitled to receive, in addition to the Warrant Shares receivable upon the exercise of the Warrants, such rights at the time such rights are distributed to the other stockholders of the Company.

9. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

10. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests; provided, however, that if a Holder exercises all Warrants held of record by such Holder the fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares.

11. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise on conversion thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all the Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause the Common Stock to be listed and quoted (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed or quoted.

12. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

         a. the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         b. the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

         c. a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

         a. If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

         b. If to the Company to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

14. SUPPLEMENTS AND AMENDMENTS. The Company and the Underwriters may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates (other than the Underwriters) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and NSL may deem necessary or desirable and which the Company and the Underwriters deem shall not adversely affect the interests of the Holders of Warrant Certificates.

15.  SUCCESSORS.   All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Underwriters, the Holders and their respective successors and assigns hereunder.

16. TERMINATION. This Agreement shall terminate at the close of business on __________, 2007. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on the later of the expiration of any applicable statue of limitations or ________, 2008.

17. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws, except that matters concerning the validity of the issuance of securities shall be determined and construed in accordance with the laws of the State of Louisiana. The Company, the Underwriters and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriters and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Underwriters and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

18. ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof. Subject to Section 14, this Agreement may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

19. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

21. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

22. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation, other than the Company and the Underwriters and any other registered Holder(s) of the Warrant Certificates or Warrant Shares, any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriters and any other Holder(s) of the Warrant Certificates or Warrant Shares.

23. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

24. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, the Underwriters and their successors and assigns and the Holders from time to time of the Warrant Certificate(s) or any of them.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                          GALVESTON'S STEAKHOUSE CORP.

                                          By:___________________________________


                                          NICHOLS, SAFINA, LERNER & CO., INC.

                                          By:___________________________________

                                          By:___________________________________

EXHIBIT A

                          GALVESTON'S STEAKHOUSE CORP.
                               WARRANT CERTIFICATE


THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURI TIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR (II) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH 1933 ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

EXERCISABLE COMMENCING ________, 1998 THROUGH 5:00 P.M., NEW YORK TIME ________, 2002


NO. WC-1                                                     _________ WARRANTS


         This Warrant Certificate certifies that ______________ _______________ or registered assigns, is the registered holder of _________ warrants (the "Warrants") to purchase initially, at any time from _______, 1998, until 5:00 p.m., New York time on _______, 2002 (the "Expiration Date"), up to ________ fully paid and non-assessable shares (the "Shares"), of Common Stock, $.01 par value (the "Common Stock"), of Galveston's Steakhouse Corp., a Delaware corporation (the "Company") at the exercise price of $____ per Share (the "Exercise Price"), upon the surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of _______, 1997 (the "Warrant Agreement") by and among the Company, Nichols, Safina, Lerner & Co., Inc. and . Payment of the Exercise Price shall be made by certified or cashier's check or money order payable to the order of the Company.

         No Warrant may be exercised after 5:00 P.M, New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange as provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this __th day of _______, 1996.



[SEAL]
                                       GALVESTON'S STEAKHOUSE CORP.

                                       By:____________________________________

ATTEST:

By:_____________________________

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED ____________________________________________

hereby sells, assigns and transfers unto _____________________________________
(Please print name and address of transferee)




this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Warrant Certificate on the books of Galveston's Steakhouse Corp., with full power of substitution.


Dated:____________________

                                               Signature_____________________


                                               (Signature must conform
                                                in all respects to the
                                                name of holder as specified
                                                on the face of the Warrant
                                                Certificate.)

------------------------------
(Insert Social Security or Other
Identifying Number of Holder)

                          FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

_______ Shares


and herewith tenders in payment for such securities a certified or cashier's check or money order payable to the order of Galveston's Steakhouse Corp. in the amount of $_______________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of _____________________ whose address is ______________________________
and that such Certificate be delivered to _____________________________ whose address is
                      .


Dated:____________________

                                               Signature_____________________


                                               (Signature must conform
                                                in all respects to the
                                                name of holder as specified
                                                on the face of the Warrant
                                                Certificate.)


------------------------------
(Insert Social Security or Other
Identifying Number of Holder)